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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated February 14, 2001 included in Registration Statements File Nos. 033-93066, 333-39371 and 333-53870. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Arthur Andersen LLP

Los Angeles, California
March 28, 2001